UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 3, 2014

LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)

(337) 233-1307
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 3, 2014, Jeffrey M. Kreger agreed to transition from Executive Vice President, Chief Financial Officer and Treasurer of LHC Group, Inc. (“LHC Group” or the “Company”) to Senior Vice President of Finance effective January 31, 2015.  Effective with such transition, Mr. Kreger will no longer be an executive officer of the Company.

(c)           On December 3, 2014, the Board of Directors of the Company approved the appointment of Dionne E. Viator, age 49, as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective February 1, 2015.  Mrs. Viator was previously Executive Vice President, Chief Strategy and Network Development Officer and Executive Vice President of Business Development and Chief Financial Officer of the General Health System located in Baton Rouge, Louisiana where she has been employed since 1993.  General Health System is not a parent, subsidiary or other affiliate of the Company.  Mrs. Viator’s brother is Eric Elliott, LHC Group’s Senior Vice President of Finance and Investor Relations.  For the year ending December 31, 2014, Mr. Elliott’s compensation, including salary, cash bonus and grant date value of equity awards received in 2014, is approximately $208,000.

(e)           LHC Group and Mrs. Viator have entered into an Employment Agreement (the “Employment Agreement”) with an employment start date of February 1, 2015, pursuant to which Mrs. Viator will serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer.  The Employment Agreement expires on January 31, 2018, but will automatically extend for additional one-year periods on each February 1st thereafter unless, upon not less than six months advance notice, either the Company or Mrs. Viator notifies the other of its intent to terminate the Employment Agreement as of the next February 1st.

Pursuant to the Employment Agreement, Mrs. Viator will receive an annual base salary of $375,000, which may be increased (but not decreased) from time to time by the Compensation Committee of the Board of Directors of the Company in connection with an annual review of Mrs. Viator’s performance and compensation, and will be eligible to earn an annual cash bonus, based on achievement of performance goals established from year to year by the Compensation Committee.  Mrs. Viator will also be eligible to receive annual grants of equity awards and to participate in all incentive, savings and retirement plans, practices, policies, and programs available to senior executive officers of the Company.

The Employment Agreement may be terminated by the Company at any time with or without “cause” (as defined therein), or by Mrs. Viator with or without “good reason” (as defined therein).  The Employment Agreement also will immediately terminate upon Mrs. Viator’s death or retirement, and will terminate after Mrs. Viator’s failure to return to full-time work performance within thirty days of the Company’s notice of its determination that a disability (as defined therein) of Mrs. Viator had occurred.  In the event the Employment Agreement terminates due to her death or disability, all stock options and other equity awards held by Mrs. Viator will become immediately vested and exercisable.

In the event the Company terminates her employment other than for cause or her disability, or Mrs. Viator terminates her employment for good reason, Mrs. Viator would receive (a) amounts payable to her through the effective date of such termination for base salary and any incentive benefits that accrued to her prior to such termination; (b) a pro-rata portion of her annual bonus earned through the date of termination; (c) a lump sum severance payment calculated as follows: (i) if the termination is before or more than two years after a change of control, the payment shall be equal to 1.5 times the sum of (x) her base salary at the time of termination, and (y) the greater of the average of the annual cash bonuses earned by her for the two fiscal years in which annual bonuses were paid immediately preceding the year of termination, or her target bonus for the year of termination, or (ii) if the termination occurs within two years after a change of control, the payment shall be equal to 2.5 times the sum of (x) her base salary at the time of termination, and (y) the greater of the average of the annual cash bonuses earned by her for the two fiscal years in which annual bonuses were paid immediately preceding the year of termination, or her target bonus for the year of termination; (d) immediate vesting of all stock options and other equity awards, if the termination occurs within two years of a change of control, or continued vesting of her equity awards, if the termination occurs before or more than two years after a change of control and executive complies with the applicable non-competition provisions; and (e) payment of certain health and welfare benefits.

In the event the Company terminates her employment for cause or due to her disability, then Mrs. Viator would receive (a) amounts payable to her through the effective date of such termination for base salary and any incentive benefits that accrued to her prior to such termination; and (b) payment of certain health and welfare benefits.  In the event Mrs. Viator terminates her employment other than for good reason, then she would receive (a) amounts payable to her through the effective date of such termination for base salary and any incentive benefits that accrued to her prior to such termination; (b) payment of certain health and welfare benefits; and (c) continued vesting of her equity awards for so long as she continues to comply with the applicable non-competition provisions.

The Employment Agreement provides that if all or any portion of the payments or benefits payable to Mrs. Viator under the Employment Agreement would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Company shall reduce the payments and benefits payable to Mrs. Viator to the extent necessary so that no part of any benefits that are treated as “parachute payments” for purposes of the applicable federal income tax rules, but only if the net after-tax benefit (as defined therein) resulting from such reduction exceeds the net after-tax benefit if such reduction were not made.

The Employment Agreement also contains confidentiality, non-compete, and non-solicitation covenants that apply during its term and for a five-year period after termination of employment (or for a six-month period if the termination occurs within two years after a change of control).

The Employment Agreement, which is included as Exhibit 10.1 to this current report on Form 8-K, is incorporated by reference herein and the above descriptions are qualified in their entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION

10.1	Employment Agreement by and between LHC Group, Inc., a Delaware corporation, and Dionne E. Viator, effective as of February 1, 2015.

99.1	Press Release, dated December 4, 2014, announcing the appointment of Dionne E. Viator as Executive Vice President, Chief Financial Officer and Treasurer of the Company.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:	/s/ Keith G. Myers
Keith G. Myers
Chairman and Chief Executive Officer

Dated:           December 4, 2014

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.1	Employment Agreement by and between LHC Group, Inc., a Delaware corporation, and Dionne E. Viator, effective as of February 1, 2015.

99.1	Press Release, dated December 4, 2014, announcing the appointment of Dionne E. Viator as Executive Vice President, Chief Financial Officer and Treasurer of the Company.